                                                                   Exhibit 10.12

                                                                    Ref 20010530

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Employment Agreement") effective as of the 18th day of June, 2001 ("Effective Date") is between INFORMEDLX, INC., a Delaware corporation (the "Corporation") with offices at 5880 Hubbard Dr., Rockville, MD 20852-4821 and Janet Campbell residing at 2118 Bancroft Place, NW Washington, DC 20008 ("Employee").

                                   WITNESSETH:

     WHEREAS, the Corporation desires to employ the Employee as its President and Chief Operating Officer; and,

     WHEREAS, the Employee desires to accept such employment upon the terms and conditions set forth in this Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and the consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and Employee hereto agree as follows.

1.   Employment.

     A. The Corporation hereby employs the Employee, and the Employee hereby accepts the employment by the Corporation as President and Chief Operating Officer of the Corporation upon the terms and conditions set forth in this Employment Agreement.

     B. Employee will report to the Chief Executive Officer of the Corporation ("CEO").

     C. The Employee will perform the Employee's duties under this Employment Agreement at the Corporation's offices at 5880 Hubbard Dr., Rockville, MD 20852-4821.

2.   Term.

     A. The term of this Employee's employment under this Employment Agreement shall commence on June 18, 2001 and end on June 17, 2004 (the "Term of Employment").

     B. Employee shall actively assume the Employee's position on June 18, 2001 and payment of salary and other payments shall begin upon that date.

3.   Duties.

     A.   General Provisions.

          (1) The Employee shall perform such duties and services and shall be allocated such resources, consistent with the Employee's position, as may

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


               be assigned from time to time by the CEO. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully such duties and responsibilities.

          (2) Employee shall be subject to the terms and conditions of employment set forth in the Corporation's Policies and Procedures Manual, which may be revised unilaterally by the Corporation at any time. To the extent that there are any inconsistencies between that Manual and this Employment Agreement, the terms of this Employment Agreement shall control.

     B.   Specific Duties and Responsibilities.

          (1) Employee shall develop and implement, in conjunction with the CEO, The Board, and the Advisory Board, a fundraising program focused on locating, presenting to, negotiating, and closing on financing from one or more of a variety of financial sources, including angel investors, corporate strategic investors, government agencies, and others. Initially this focus will be on obtaining sufficient financing to fully fund the InforMedix $1.2 million Convertible Loan with Detachable Warrants. Concurrently, Employee will focus on obtaining $5 million to $10 million in financing which may include strategic equity investment, traditional equity investment, license and royalty fees, government or private grants, debt and/or convertible debt financing.

          (2) Employee shall develop and implement, in conjunction with the CEO, Operations and Strategic Planning Committee, and Board of Directors, a business development program focused on negotiating and closing corporate strategic alliances, and patent licenses; and implement the licensing and corporate alliance program through soliciting interested third party licensees and corporate partners, conducting due diligence, formulating initial negotiation strategy/deal structure, assist in negotiating and closing transactions, and coordinating work with the Corporation's patent counsel and CEO to create license agreements; and

          (3) Assist the CEO and Chairman as needed in implementing the current InforMedix business plan and any revised business plans created; The above stated duties are in lieu of specifically stated statutory or duties set forth in the Bylaws of a Delaware Corporation.

4.   Time to be Devoted to Employment.

     A. During the Term of Employment, the Employee shall devote the Employee's full time and energy to the business of the Corporation, except as otherwise provided in Subsection D. below.

     B. Employee shall not be entitled to receive any additional remuneration for work outside the Employee's normal hours. Employee may serve on the Boards of VGI

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


          and Montgomery County and any other Boards mutually agreed upon by the CEO and Employee.

     C. Employee shall be entitled to a total of twenty (20)days of annual paid time off (" Annual PTO")in the first, second and third years as defined below, by this Employment Agreement. PTO shall not be recognized as working from one's home office or if available by telephone, cell phone, fax or Internet communication during the course of business hours. Up to five (5)Annual PTO days not used by the Employee during one twelve month period may be accrued and used during the next twelve (12)months. The CEO may approve an additional accrual of Annual PTO time into the next twelve (12)months. Annual PTO includes the following time taken off from work for the Corporation for any of the following reasons: vacations; illness; personal use; or any other purpose not otherwise restricted or prohibited by this Employment Agreement. PTO does not include nationally recognized holidays.

     D. During normal business hours of the Corporation during the Term of Employment, the Employee shall not be engaged in any other business activity without the express written consent of the Corporation other than is agreed upon in Section 4 B above.

     E. Employee hereby represents that Employee is not a party to any binding relationship or contract, which would be an impediment to entering into this Employment Agreement, and that Employee is permitted to enter into this Employment Agreement and perform the obligations hereunder

5.   Option Compensation, Cash Compensation; Base Salary, Milestone Cash
     Bonuses:

     A. During the Phase I Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof)shall pay to the Employee an annual base salary ("Base Salary"), as defined below.

          (1)  Base Salary -One Hundred Thousand Dollars ($100,000.00)

          (2) Until the Company raises at least $600,000 and breaks escrow on the first tranche of its Convertible Loan with Detachable Warrants, the Base Salary shall be paid in monthly installments of Non-Qualified Stock Options (NQSO)for 11,112 shares of InforMedix Common Stock, under the Company" s Omnibus Stock Plan, payable monthly at the rate of options for 926 shares per month. The options, which issue and vest at the time they are earned, are exercisable at an exercise price of $1 per share for seven years, and may be exercised one year after they vest.

          (3) Once the Company has raised between $600,000 and $4,999,999, the Employee shall receive monthly cash compensation of $8333.33.

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


     B. The Phase II Term of Employment, shall commence when the Company has raised $5 million of cumulative investment capital. The cumulation period shall begin as of the effective date of this Employment Agreement.

          (1) Investment capital shall be defined as equity investments, license and royalty fees, debt investments, convertible debt investments, and private or government grants. Investment capital shall not include traditional bank loans or accounts receivable financing or factoring.

          (2) During Phase II Employee shall receive an annual base salary of $200,000

          (3) Employee shall receive a one-time milestone cash bonus of $25,000 and an option bonus of 20,000 non-qualified incentive stock options defined in the Omnibus Stock Plan, exercisable at $10.00 per share and which shall vest immediately when the Company has raised $5 million of cumulative investment capital.

     C. The Phase III Term of Employment shall commence when the Company has raised at least $10,000,000 of cumulative investment capital. The cumulation period shall begin as of the effective date of this Employment Agreement.

          (1) Investment capital shall be defined as equity investments, license and royalty fees, convertible debt investments, and private or government grants. Investment capital shall not include traditional bank loans or accounts receivable financing or factoring.

          (2) During Phase: III Employee shall receive an annual base salary of $225,000

          (3) Employee shall receive a one-time milestone cash bonus of $50,000 when the Company has raised $10 million of cumulative investment capital.

     D. Compensation shall be paid in bi-monthly installments. The Milestone Cash Bonuses will be paid within thirty (30) days of when they are earned.

6.   Performance-Based Stock Options and Vesting

     A. Employer hereby issues to the Employee upon the Effective Date of this Agreement, 35,000 (thirty-five thousand)performance-based stock options to purchase InforMedix Common Stock, in the form of non-qualified, incentive stock options of Employer, as defined in the Omnibus Stock Plan, with an exercise price of $10.00 (ten dollars)per share, which shall vest and be exercisable according to the schedule below, exercisable upon the vesting date of each grant, and otherwise subject to the terms and conditions of this Employment Agreement (the "PB Options"). Senior Management and the Board shall determine by no later than the end of the first quarter of each year, milestones that determine vesting of incentive stock options for that year.

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


     B. The PB Options to purchase InforMedix Common Stock will vest based upon the attainment of pre-determined and pre-assigned performance targets, as determined by the Board of Directors.

     C. The PB Options Twill be for a three-year period, with one-third of the shares subject to the PB Options (the "PB Option Share(s)"), vesting in each of the three years of each grant (a "Grant").

     D. The number of PB Option Shares subject to the PB Options for each Grant, will be 1,666.67, which1 will be eligible for vesting in each of the three (3)years of each Grant.

     E. In the event that InforMedix issues shares of its InforMedix Common Stock or rights, options or warrants for, or securities convertible or exchangeable into InforMedix Common Stock to any person or entity other than an Employee (collectively referred to as a "Third Party"), entitling such Third Party to subscribe for or purchase shares of InforMedix Common Stock at a price per share that is lower at the record date than the exercise price of the Base Salary Options and Option Shares and/or PB Shares issued under the Agreement, (collectively referred to as the "Agreement Options" and such event referred to as a "Dilutive Event"), the exercise price of the Agreement Options shall be reduced to the exercise price or share price of the Dilutive Event.

          (1) The new number of shares of InforMedix Common Stock purchasable upon the exercise of the Agreement Options shall be determined by multiplying the old number of shares purchasable by the Agreement Options, by the old exercise price of the Agreement Options, divided by the new exercise price of the Agreement Options.

          (2) A Dilutive Event will not be deemed to have occurred for the sale or issuance of shares of InforMedix Common Stock (including options)to employees of InforMedix, that are approved by the Board, or the exercise of currently authorized options and warrants.

     F. The number of Agreement Options will be adjusted in the same manner as other shares of InforMedix Common Stock issued and outstanding -as of the date of the Agreement for the Base Salary Options and Option Shares issued under the Agreement, for the Salary Options and the PB Options issued under this Agreement in the event of, but not limited to, any of the following, which occur and which affect the InforMedix Common Stock: stock split; reverse stock split; recapitalization; and/or other adjustment.

     G. For as long as the stock of InforMedix has not been registered under the United States Federal securities laws and/or state securities laws, the Agreement Options cannot be transferred or sold to another individual, corporation or entity unless permitted under the InforMedix Investors Rights Agreement, or agreed upon by a

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


          majority of the Board, and then only in compliance with applicable laws and regulations.

After the stock of InforMedix has been registered under the United States Federal securities laws and/or state securities laws, the shares issued as a result of exercise of the Agreement Options may be transferred or sold, but only in compliance with: the security laws of the United States of America; the security laws of applicable states; all other applicable laws and regulations; any other restrictions placed on the transferability of the Agreement Options and agreed to by the Board of Directors of InforMedix, including but not limited to those by the underwriter or other investment banker with respect to the public offer, sale, and/or transfer of the stock of InforMedix, especially those shares of stock held by officers, directors, and insiders of InforMedix; and any other restrictions placed on the transferability of stock agreed to by the directors of InforMedix. Employee further agrees to have a legend placed on the certificates for the Agreement Options reflecting any of the provisions of this Agreement.

     H. After the date that the Employee ceases to be an employee of Employer, no PB Options or PB Option Shares shall vest, except as specifically provided in Section 7 of this Agreement and as specifically provided in the Effect of Termination of Employment Section of this Employment Agreement.

7.   Acceleration of Vesting of Salary Options and PB Options.

     A. The Salary Options and the PB Options shall accelerate and become one hundred percent vested and immediately exercisable, upon the occurrence of any of the following conditions (collectively referred to as the "Accelerated Vesting Conditions"):

          (1)  upon the dissolution or liquidation of the Company; or

          (2) upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Option-s are changed into or exchanged for cash or property or securities not of the Company's issue; or

          (3)  any combination thereof;

          (4) upon a sale of substantially all of the property of the Company to, or the acquisition of a majority of the shares of InforMedix Common Stock then outstanding by, another Corporation or person; or

          (5)  a Termination without Cause of the Employee.

8. Renewal of the Employment Agreement, Review of Base Salary; Additional Bonus; Benefits Program.

     A. This Employment Agreement may be renewed by the Corporation at the end of its Term. As part of that renewal, the Base Salary shall be reviewed and be subject to

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


          change in the sole discretion of the Corporation. The base salary shall be decreased only if there are ;across-the-Corporation salary reductions applicable and in the same proportion as applicable to all management employees of the Corporation.

     B. At the close of the Corporation's fiscal year, Employee may receive an additional bonus, as determined by the Corporation in its sole discretion, based on Employee's performance.

     C. During the Term of Employment, when, and if, the Corporation creates any benefits programs for employees, the Employee shall be entitled to participate in those programs as they are added, in accordance with their terms and if Employee qualifies. Those programs may include: family medical and dental coverage; short and long term disability coverage; 401(k)or similar plans; and such other benefits as are made available from time to time to the employees of the Corporation. When, and if, the Corporation creates a benefits program for employees, the Corporation may unilaterally modify the benefits offered to Employee of the Corporation, and will notify the Employee in writing as to any such change.

     D. The Corporation shall reimburse Employee, in accordance with its general practices and procedures in effect from time to time for the CEO and President of the Corporation, for all reasonable and necessary travel expenses, disbursement and other reasonable and necessary incidental expenses incurred by Employee for or on behalf of the Corporation in the performance of the Employee's duties under this Employment Agreement, upon presentation by the Employee to the Corporation of appropriate vouchers and/or other expense reports, and otherwise in accordance with its general practices and procedures as established from time to time by the Corporation.

9.   Effect of Termination of Employment.

     A. For purposes of this Section of the Employment Agreement, the following definitions apply.

          (1) "Termination Without Cause" is defined as any termination, including a "Voluntary Termination", "Death or Disability Termination", and a "Constructive Termination", but excluding a "Termination With Cause", all as defined below.

          (2) "Termination With Cause" is defined as a termination initiated by the Corporation due to:

               (a) the Employee's misconduct with respect to the business and/or affairs of the Corporation or any subsidiary or affiliate thereof, which action materially and adversely affects the business and/or affairs of the Corporation or any subsidiary or affiliate thereof; and/or

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


               (b) the Employee failing, in any material respect, to observe and perform the Employee's obligations and duties under this Employment Agreement, after being given written notice by the Board of an alleged failure to perform and a reasonable opportunity to correct that failure; and/or

               (c) the commission by the Employee of an act involving embezzlement or fraud, or commission or conviction of a felony.

          (3) "Voluntary termination" is defined as a termination due to a resignation of employment by Employee, including a voluntary retirement by the Employee, unless the resignation constitutes a "Constructive Termination", as defined below.

          (4) "Constructive Termination" shall occur when Employee resigns within two (2)months of any one or more of the following events:

               (a) any reduction in the level of Base Salary, except for across-the-board salary reductions applicable to all management employees of the Employer; and/or

               (b) a relocation of the Employee's place of employment to a location more than sixty (60)miles from 5880 Hubbard Drive, Rockville, Maryland 20852-482 1.

          (5) "Death or Disability Termination" is defined as the following occurrences:

               (a) If the Employee dies during the Term of Employment, the Employee's employment under this Employment Agreement shall be deemed to cease as of the date of the Employee's death; or,

               (b) the Corporation may terminate Employee's employment upon the Employee's failure, by reason of any physical or mental impairment, to perform the Employee's normal duties under this Employment Agreement for a period of sixty
                    (60)consecutive days or for sixty (60) days during any consecutive 365-day period, with such disability termination to become effective at the end of the applicable sixty (60) day period.

     B.   Termination Without Cause.

          Upon the termination of the Employee's employment under this Employment Agreement pursuant to Termination Without Cause, neither the Employee nor the

               (c) payment of all unused vacation time accrued through the date of termination; and

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


          (2)  less the following:

               (a)  all amounts owing to Employer; and

               (b) the total value of any possible misappropriations from Employer.

          (3)  In addition, on the date of a Termination With Cause:

               (a)  all unvested PB Options shall immediately terminate; and

               (b) all unvested warrants and other unvested rights granted to the Employee to purchase or otherwise receive stock of Employer, shall immediately terminate; and

               (c) all vested but unexercised Salary Options and PB Options shall become immediately exercisable, and Employee shall have the right to exercise all, or a portion of, such vested but unexercised Salary Options and PB Options, subject to the following terms and conditions:

                    [1] the Employee shall have twenty (20)days from the date of a Termination With Cause to give written notice to Employer of the Employee's intention to exercise all, or a portion of, such vested but unexercised Salary Options and PB Options; and

                    [2] within forty (40)days from the date of a Termination With Cause, Employee must:

                         [a] exercise all, or a portion of, such vested but unexercised Salary Options and PB Options; and

                         [b] make payment in full to Employer in cash, cash equivalents, or other immediately available funds for the exercise of the Salary Options and PB Options; and

                         [c] otherwise complete the entire settlement process for the exercise of all, or a portion of, such vested but unexercised Salary Options and PB Options.

                    [3] Any portion of vested but unexercised Salary Options and PB Options, which are not exercised under and pursuant to the terms and conditions of this Subsection B.(3)(c)shall immediately terminate.

10.  Corporation's Rights to Intellectual Property of Employee.

     A. The Employee shall promptly disclose, grant and assign ownership to the Corporation, for its sole use and benefit, any and all inventions, improvements, information, copyrights, trademarks, service marks, intellectual property, and

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


          suggestions (whether patentable or not), which she may develop, acquire, conceive or reduce to practice while employed by the Corporation during working hours of the Corporation, together with all patent applications, letters patent, copyrights, trademarks, service marks, and other intellectual property (collectively "Intellectual Property"), and reissues thereof that may at any time be granted for or upon any such invention, improvement or information, for devices and/or products that hold medication, and/or devices, products, and/or programs that provide medication:

          (1) whose function is prompting for, and ascertaining medication compliance; and/or

          (2) are portable technologies that are used by patients to capture data on medication compliance and/or health status.

     B.   In connection therewith, the Employee shall:

          (1) without charge, but at the expense of the Corporation, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the opinion of the Corporation to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues, and/or other Intellectual Property thereof in the Corporation and enable it to obtain and maintain the entire right and title thereto throughout the world; and

          (2) render to the Corporation at its expense (including reimbursement to the Employee of reasonable out-of-pocket expenses incurred by the Employee and a reasonable payment for the Employee's time involved in case he is not then in its employ)all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Corporation may be involved relating to any such patents, inventions, improvements or technical information.

          (3) As a pre-condition to the effectiveness of this Employment Agreement, Employee will sign the Corporation's Confidentiality, Non-Competition and Invention Assignment Agreements. If there is a conflict between such agreements and this Employment Agreement, this Employment Agreement shall prevail including the Protection of Information Section of this Employment Agreement.

1l.  Protection of Information.

     A. Employee hereby covenants with Corporation that, throughout the term of the Employee's employment by Corporation, Employee will serve Corporation's best

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


          interests loyally and diligently. Throughout the course of employment by the Corporation and thereafter, Employee will not disclose or provide to any person, firm, corporation or entity (except when authorized by Corporation)any confidential information, materials, sales information, marketing plans or commercial activities; which are owned by the Corporation or which come into the possession of the Corporation from a third party under an obligation of confidentiality, including without limitation, information relating to trade secrets, business methods, products processes, procedures, development or experimental projects, suppliers, customers lists or the needs of customers or prospective customers, clients, etc. (collectively "Confidential Information"), which Confidential Information, comes into Employee's possession or knowledge during the Term of Employment, and he will not use such Confidential Information for the Employee's own purpose or for the purpose of any person, firm, corporation or entity, other than the Corporation.

     B. The provisions of this Section of the Employment Agreement shall not apply to the following Confidential Information:

          (1) Confidential Information which at the time of disclosure is already in the public domain;

          (2) Confidential Information which subsequently becomes part of the public domain through no fault of the Employee;

          (3) Confidential Information which becomes known to the Employee through a third party who is under no obligation of confidentiality to the Corporation; and

          (4) Confidential Information which is required to be disclosed by law or by judicial or administrative proceedings.

12.  Non-Compete.

     A. Employee agrees that during the Term of Employment and for a period twelve months thereafter Employee agrees not to enter the employ of, directly or indirectly, or serve as an officer, director, employee, consultant, owner, partner, stockholder, agent, or in any other capacity, of or for, any person, company, or entity that owns, controls, manufactures, sells, leases, markets, licenses, and/or distributes -devices and/or products that hold medication, and/or devices, products, and/or programs that provide medication:

          (1) whose function is prompting for, and ascertaining medication compliance; and/or

          (2) are portable technologies that are used by patients to capture data on medication compliance and/or health status.

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


     B. In the unlikely event that Employee breaches Employee's obligations as described in this Section, both parties agree that irreparable harm will have been caused to InforMedix. Therefore, in the event of a determination of such a breach by a court of competent jurisdiction, Employee hereby agrees that InforMedix shall be entitled to temporary or permanent injunctive relief, and to a judgment for damages caused by the breach, and any other equitable or legal remedies provided by applicable law or at equity.

13.  Notices.

     A. Notices and other communications under this Employment Agreement shall be in writing and shall be delivered personally or sent by nationally recognized overnight air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows unless the party specifies a new address in writing:

          If to the Employee:      Janet Campbell
                                   2118 Bancroft Place, NW
                                   Washington, DC 20008

          If to the Corporation:   CEO
                                   InforMedix, Inc.
                                   5880 Hubbard Drive
                                   Rockville, MD 20852-4821

          With a copy to:          CFO
                                   InforMedix, Inc.
                                   5880 Hubbard Drive
                                   Rockville, MD 20852-482 1

     C. All notices and other communication given to any party to this Employment Agreement in accordance with the provisions of this Employment Agreement shall be deemed to have given to the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

10.  General Provisions

     A. This Employment Agreement contains the entire understanding between the parties and supersedes any prior written or oral agreements, understandings, term sheets, or other between them, with the exception of the specific agreements between the Corporation and the Employee specifically referenced in this Employment Agreement. This Employment Agreement shall not be modified or waived except by written instrument signed by the parties.

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


     B. This Employment Agreement and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by the parties.

     C. There are no collective bargaining agreements affecting Employee's employment.

     D. Employee acknowledges that this Employment Agreement was made by the parties in Maryland and! shall be governed and enforced in accordance with the laws of Maryland. without reference to the conflicts of laws of the State of Maryland or any other jurisdiction. Employee acknowledges that the state and federal courts of Maryland shall be the exclusive for a for the resolution of any disputes concerning this Employment Agreement or concerning Employee's employment with the Company and that she agrees to submit to the jurisdiction of those courts.

     E. Employee acknowledges that, if she breaches any provision of this Employment Agreement, the Company will be irreparably harmed, that monetary damages alone may not be sufficient to adequately protect the Company from such breach, and that, in addition to any other remedy, the Company shall be entitled to recover all expenses incurred in enforcing these provisions, including attorneys' fees and court costs, and to a preliminary and permanent injunction enjoining such breach.

     F. If any portion of this Employment Agreement shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction, to the extent necessary to allow the Court to enforce such provisions in a manner which is as consistent with the original intent of the provisions as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Employment Agreement as a whole. In addition, if any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affects any provision of this Employment Agreement, then the provision or provisions so affected shall automatically be modified to conform to the law or determination and otherwise this Employment Agreement shall continue in full force and effect.

     G. The section headings contained in this Employment Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Employment Agreement.

     H. This Employment Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Employment Agreement or any rights or obligations under this Employment Agreement; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon the parties and their respective executors, administrators, personal representatives, heirs, assigns and successors in interest. And each successor of the Corporation, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of the Employee.

InforMedix, Inc. Employment Agreement with Janet Campbell
Ref.:  20011217


     I. The obligations of the General Provisions Section, the Corporation's Rights to Intellectual Property of the Employee Section, and the Protection of Information Section shah survive the termination or expiration of this Employment Agreement.

     J. Both parties have read the foregoing Employment Agreement in its entirety and voluntarily agree to each of its terms and conditions with full knowledge of such terms and conditions

     K. The Corporation and Employee acknowledge and agree that any and all grants of stock options or restricted stock under this Employment Agreement are made pursuant to the authorization and terms and conditions of the Corporation's Omnibus Stock Plan and Restricted Stock Agreement which shall be controlling except where expressly modified in this Employment Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement as of the date first above written.

INFORMEDIX, INC. ("Corporation")


By: /s/ Bruce Kehr                           December 17, 2001
   -----------------------------------       -------------------------------
   Bruce A. Kehr, Chairman and CEO           Date

EMPLOYEE ("Employee")


By: /s/ Janet Campbell                       December 17, 2001
   -----------------------------------       -------------------------------
   Janet Campbell                            Date

                    ADDENDUM TO EMPLOYMENT AGREEMENT BETWEEN
                      INFORMEDIX, INC. AND JANET CAMPBELL

Whereas the Corporation and the Employee entered into an EMPLOYMENT AGREEMENT (the "Employment Agreement") effective as of the 18th day of June, 2001 ("Effective Date"); and

Whereas the Corporation and the Employee wish to modify and add to the Terms and Provisions of Section 5A of the EMPLOYMENT AGREEMENT;

Now therefore, as signified by their signatures affixed below, the Corporation and the Employee hereby agree to add provision (4) below to Section 5A of the EMPLOYMENT AGREEMENT:

(4) Once the Company has raised an additional $2,000,000 of equity financing the Employee's annual Base Salary shall be increased to $200,000.

All other Terms and Conditions of the EMPLOYMENT AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Addendum to the Employment Agreement as of the date below:


INFORMEDIX, INC. ("Corporation")


By: /s/ Bruce A. Kehr
   -----------------------------------       -------------------------------
   Bruce A. Kehr, Chairman and CEO                        Date

EMPLOYEE ("Employee")


By: /s/ Janet Campbell
   -----------------------------------       -------------------------------
   Janet Campbell                                         Date